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FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
CHARTER MAC (Exact name of registrant as specified in its charter)
Delaware 1-13237 13-3949418 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)
625 Madison Avenue New York, New York 10022 (Address of principal executive offices) (Zip Code)
(212) 317-5700
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2006, CharterMac issued a press release with respect to the formation of Centerbrook Holdings LLC (“Holdings”), a limited liability corporation owned by CharterMac Corporation (“CM Corp.”) and IXIS Financial Products, Inc. (“IXIS”), and the organization of Centerbrook Financial LLC (“Centerbrook”), a subsidiary of Holdings to be a provider of credit intermediation, generally in the form of credit default swaps, to the affordable multi-family housing industry. A copy of the press release is furnished (not filed) as Exhibit 99.1

CM Corp. and IXIS have organized Holdings pursuant to a limited liability company agreement dated June 28, 2006. CM Corp. owns 90% of the membership interests in Holdings and IXIS owns 10%. IXIS also has been issued a warrant in Holdings pursuant to a Unitholder and Warrant Agreement dated June 28, 2006, which gives it the right to acquire an additional 10% interest in Holdings. Holdings is managed by a Board of Managers and CM Corp. has a right to select four of the members of the Board of Managers. IXIS has a right to select one member of the Board of Managers and has consent rights with respect to certain significant decisions of Holdings. In addition, pursuant to the Unitholder and Warrant Agreement, IXIS has a right to put its interests in Holdings to CM Corp. after five years and on the occurrence of certain other events at the then fair market value (as determined by agreement of the parties or appraisal).

Pursuant to the limited liability company agreement, CM Corp. has committed to contribute up to $270,000,000 to Holdings and IXIS has agreed to contribute up to $30,000,000. Initially, CM Corp. has contributed $29,700,000 and IXIS has contributed $3,300,000 to Holdings. Additional contributions up to the maximum commitment are required if and when called by the Board of Managers of Holdings.

Holdings owns 100% of the membership interests in Centerbrook. Substantially all of the capital contributed to Holdings has been contributed by Holdings to Centerbrook. In addition to equity contributions, Centerbrook has entered into a senior loan facility and a mezzanine loan facility pursuant to which an aggregate of $155 million in senior and mezzanine debt have been committed (including $5 million committed by CharterMac). Centerbrook’s senior debt received a AAA and Aaa rating from Standard & Poors and Moody’s Investor’s Services, respectively. Pursuant to the Operating Agreement of Centerbrook, Centerbrook must remain in compliance with a capital model that has been approved by the rating agencies in order to continue to enter into new credit intermediation. In addition, distributions by Centerbrook to Holdings can only be made if there is sufficient available capital under the capital model.

Centerbrook’s business currently consists of providing credit intermediation with respect to pools of CharterMac’s multi-family revenue bonds, with IXIS issuing a credit default swap and Centerbrook issuing a back-to-back swap with IXIS. CharterMac is currently working to expand Centerbrook’s business to enable it to provide credit intermediation directly and to provide credit intermediation with respect to equity interests in tax credit partnerships organized by subsidiaries of CharterMac and with respect to indebtedness of third parties in the affordable multi-family housing industry. Until the business can be expanded, CharterMac expects to continue to obtain credit intermediation that cannot be provided by Centerbrook from IXIS. CharterMac does not have a binding commitment from IXIS.

CharterMac believes that its ability to utilize Centerbrook will enable CharterMac to retain a significant portion of fees that were previously paid to third party credit providers. In addition,

CharterMac expects Centerbrook to provide CharterMac with better leverage against its assets, with the goal of lowering its cost of capital and increasing its return on equity. The initial closing described below (and in the press release) is a first step in this process. In 2005, CharterMac paid third party credit providers over $13.5 million in fees, while still retaining a majority of the risk associated with the transactions in which CharterMac was involved. With respect to the initial $804 million transaction described below (which was inadvertently reported in the press release as an $820 million transaction), CharterMac was paying third party credit providers 47.9 basis points in credit intermediation fees on an annual basis and will now capture 38% of those fees in Centerbrook, resulting in $1.5 million of annual savings.

Concurrently with its formation, Centerbrook entered into a transaction to provide credit intermediation in connection with the resecuritization of a pool of $804,000,000 of CharterMac’s multi-family revenue bonds. In connection with this transaction, CharterMac called in the bonds that had previously been deposited in trusts under outstanding securitization programs and resecuritized such pools utilizing credit intermediation from Centerbrook. CharterMac Origination Trust I also pledged an additional $180 million principal amount of tax exempt bonds to Centerbrook as additional collateral for defaults on tax exempt bonds subject to Centerbrook’s credit intermediation.

Certain statements in this document and in the press release attached hereto and contained herein may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac’s most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this the press release and the date of this Form 8-K. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements
Not Applicable
(b)	Pro Forma Financial Information
Not Applicable
(c)	Exhibits
	99.1	Press release issued June 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER MAC

Date: July 5, 2006	By:	/s/ Marc D. Schnitzer
		Name:	Marc D. Schnitzer
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit

99.1	CharterMac Press Release.